UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2020

Commission File Number:  000-03718

Park City Group, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
37-1454128
(IRS Employer Identification No.)

5282 S Commerce Drive, Suite D-292, Murray, Utah 84107
(Address of principal executive offices)

435-645-2000
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common stock, par value $0.01 per share
Trading Symbol(s)
PCYG
Name of exchange on which registered
Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2020, Park City Group, Inc. (the "Company") received proceeds from a loan in the amount of approximately $1.1 Million (the "PPP Loan") with U.S. Bank National Association ("U.S. Bank") as lender (the "Lender"), pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") as administered by the U.S. Small Business Administration (the "SBA") (the "Loan Agreement").

The PPP Loan matures on April 23, 2022 and bears interest at a rate of 1.00% per annum. Monthly principal and interest will commence on November 23, 2020. The Company did not provide any collateral or guarantees for the PPP Loan, nor did Company pay any facility charge to obtain the PPP Loan. The PPP Loan provides for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. The Company may prepay the principal of the PPP Loan at any time without incurring any prepayment charges.

A copy of the Loan Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit No.	Description
EX-10.1	Loan Agreement by and between U.S. Bank National Association and the Company, dated April 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   April 27, 2020
By:	/s/ John R. Merrill

Name: John R. Merrill
Title: Chief Financial Officer